[GRAPHIC OMITTED][GRAPHIC OMITTED]

John W. Hlywak, Jr. (Investors)      Scott Soifer      (Media)
Executive Vice President & CFO       Vice President of Marketing and Development
IntegraMed America, Inc.             IntegraMed America, Inc.
(914) 251-4143                       (914) 251-4186
email:  john.hlywak@integramed.com   email:  scott.soifer@integramed.com
        --------------------------           ---------------------------
Web Address:  http://www.integramed.com
              -------------------------

                    INTEGRAMED REPORTS THIRD QUARTER RESULTS
                          YTD NET INCOME INCREASES 26%

Purchase, NY, October 31, 2006 -- IntegraMed America, Inc. (Nasdaq: INMD) today announced financial results for the third quarter and the nine months ended September 30, 2006.

Net income for the third quarter of 2006 was $582,000, a 22% increase from the $478,000 net income reported for the third quarter of 2005. Diluted earnings per share for the third quarter of 2006 were $0.09 compared to $0.08 for the same period in 2005. Net income for the first nine months of 2006 was $1,591,000, a 26% increase from the $1,259,000 net income reported for the first nine months of 2005. Diluted earnings per share for the first nine months of 2006 were $0.24 compared to $0.20 for the same period in 2005. All earnings per share and weighted average share numbers reflect the 25% stock split effected in the form of a dividend and paid on June 21, 2006.

Total revenues for the third quarter of 2006 were $31.9 million, a 9% increase from comparable pro forma revenues of $29.3 million for the same period in 2005. Total revenues for the first nine months were $94.1 million an 11% increase compared to pro forma revenues of $84.6 million for the same period in 2005.

The contribution to earnings from operations in the third quarter of 2006 was approximately $4.1 million, a 4% increase from $3.9 million reported for the same period in 2005. The contribution to earnings from operations in the first nine months of 2006 was approximately $11.6 million, a 7% increase compared to $10.8 million in the same period in 2005.

Change in Reporting Format

Effective October 1, 2005, the Company entered into an amended service agreement with ivpcare, inc., its strategic partner in the pharmaceutical services business (part of the consumer services segment), whereby the Company no longer records sales of pharmaceutical products as revenue and costs of pharmaceutical products as a cost of service, but rather net marketing fees associated with those sales. As a result of these changes, revenues for the third quarter of

2006 of $31.9 million and revenues for the first nine months of 2006 of $94.1 million are not directly comparable to reported revenue for the third quarter of 2005 of $34.0 million and the first nine months of 2005 of $98.1 million. Revenues on a reported basis and after giving effect to the contract amendment are presented below (in thousands):

                                                Third Quarter  First Nine Months
                                                   of 2005        of 2005
                                                -------------  -----------------

Total revenues, as reported......................  $33,956        $98,116
Less pharmaceutical revenue related to basis
  of accounting change...........................    4,671         13,481
                                                   -------      ---------
Total revenues, adjusted pro forma...............  $29,285        $84,635

Management Discussion

"In comparing the third quarter of 2006 with the third quarter of 2005, the Provider Services segment of our business had 7% revenue growth; and the Shared Risk(R) Refund Program and Patient Financing portion of the Consumer Services segment had revenue growth of 38%," said Jay Higham, President and CEO of IntegraMed.

 "The Consumer Segment of our business is anchored by the Shared Risk Refund program, which continues its outstanding growth trajectory while providing a 33% margin on a year to date basis in 2006. The contribution from this program now represents 26% of our total operating margin. This business benefits all of our stakeholders. Patients obtain a fixed price payment plan and a refund if treatment is unsuccessful. Providers obtain a powerful marketing program and the opportunity to be the exclusive provider in their market. And IntegraMed obtains strong cash flow and margins. We see this segment as one of our key factors in operating income growth in the future," said Mr. Higham.

"While we have focused on expanding our network of member clinics and growing our Shared Risk Refund offerings, we have continued to control costs and have reduced G&A expenses as a percentage of contribution by approximately 3% in the first nine months of 2006 compared to the same period in 2005," continued Mr. Higham.


About IntegraMed America, Inc.

IntegraMed, based in Purchase, NY offers products and services to patients, providers and payers focused on the $3 billion fertility industry. IntegraMed provides business services to a national network of fertility centers; distributes pharmaceutical products and treatment financing programs directly to consumers; and operates http://www.integramed.com, a leading fertility portal.

Investors' Conference Call

Jay Higham, President and Chief Executive Officer and John Hlywak, Executive Vice President and Chief Financial Officer, will host an investment-community conference call on November 1, 2006 at 10:00 a.m. Eastern Time to discuss the above-mentioned results and to answer questions.

To participate in the live call via telephone, please call (800) 374-0146 (domestic) or (706) 634-1307 (international). A telephone replay will be available through November 8, 2006 by dialing (800) 642-1687 (domestic) or (706) 645-9291 (international) and entering reservation number 8989988.

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Individuals interested in listening to the conference call via the Internet may do so by visiting the Company's web site at www.integramed.com. A replay will be available on the web site for 14 days. For further information regarding IntegraMed, this press release or the conference call, please go to IntegraMed's homepage at www.integramed.com and to IntegraMed's Investor Relations website page at www.corporate-ir.net/ireye/ir_site.zhtml?ticker=INMD&script=400.

Statements contained in this press release that are not based on historical fact, including statements concerning future results, performance, expectations and expansion of IntegraMed America are forward-looking statements that may involve a number of risks and uncertainties. Actual results may differ materially from the statements made as a result of various factors, including, but not limited to, the risks associated with the Company's ability to finance future growth; the loss of significant business service contract(s); profitability at Partner practices serviced by IntegraMed America; changes in insurance coverage, government laws and regulations regarding health care or managed care contracting; and other risks, including those identified in the Company's most recent Form 10-K and in other documents filed by the Company with the U.S. Securities and Exchange Commission. All information in this press release is as of October 31, 2006 and IntegraMed undertakes no duty to update this information.

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


                            INTEGRAMED AMERICA, INC.
                      CONSOLIDATED STATEMENT OF OPERATIONS
              (all amounts in thousands, except per share amounts)

                                                                  For the                    For the
                                                             three-month period         nine-month period
                                                            ended September 30,        ended September 30,
                                                            --------------------       -------------------
                                                              2006         2005          2006       2005
                                                            --------     -------       -------     -------
                                                                (unaudited)              (unaudited)

Revenues, net of Service Rights amortization of $374 and $374 in the three-month periods of 2006 and 2005 and $1,121 and $1,121 in the nine-month periods of 2006 and 2005, respectively

     Provider Services ....................................   $ 28,563    $ 26,779    $ 85,295    $ 78,324
     Consumer Services ....................................      3,291       7,177       8,802      19,792
                                                              --------    --------    --------    --------
     Total Revenues .......................................     31,854      33,956      94,097      98,116
                                                              --------    --------    --------    --------

Costs of services and sales, including depreciation of $883, $889, $2,708, and $2,633

     Provider Services ....................................     25,669      23,780      76,950      69,845
     Consumer Services ....................................      2,114       6,276       5,558      17,463
                                                              --------    --------    --------    --------
     Total Cost of Services and Sales .....................     27,783      30,056      82,508      87,308
                                                              --------    --------    --------    --------

Contribution
     Provider Services ....................................      2,894       2,999       8,345       8,479
     Consumer Services ....................................      1,177         901       3,244       2,329
                                                              --------    --------    --------    --------
     Total Contribution ...................................      4,071       3,900      11,589      10,808
                                                              --------    --------    --------    --------

General and administrative expenses, including depreciation
     of $159, $85, $447 and $286 ..........................      3,217       3,204       9,221       8,903
Interest income ...........................................       (269)       (137)       (750)       (352)
Interest expense ..........................................        174         121         532         288
                                                              --------    --------    --------    --------
     Total other expenses .................................      3,122       3,188       9,003       8,839
                                                              --------    --------    --------    --------

Income before income taxes ................................        949         712       2,586       1,969
Income tax provision ......................................        367         234         995         710
                                                              --------    --------    --------    --------
Net income applicable to Common Stock .....................   $    582    $    478    $  1,591    $  1,259
                                                              ========    ========    ========    ========

Basic and diluted earnings per share of Common Stock:
     Basic earnings per share .............................   $   0.09    $   0.08    $   0.25    $   0.21
                                                              ========    ========    ========    ========
     Diluted earnings per share ...........................   $   0.09    $   0.08    $   0.24    $   0.20
                                                              ========    ========    ========    ========

Weighted average shares - basic ...........................      6,459       6,105       6,460       5,988
                                                              ========    ========    ========    ========
Weighted average shares - diluted .........................      6,569       6,321       6,570       6,183
                                                              ========    ========    ========    ========


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



                            INTEGRAMED AMERICA, INC.
                           CONSOLIDATED BALANCE SHEETS
                (all amounts in thousands, except share amounts)


                                                                   September 30,  December 31,
                                                                        2006          2005
                                                                   -------------  ------------
                                                                    (unaudited)
ASSETS
Current assets:
   Cash and cash equivalents ......................................   $ 27,799    $ 22,521
   Pharmaceutical and other receivables ...........................        355         490
   Deferred taxes .................................................      1,293         999
   Other current assets ...........................................      2,933       2,768
                                                                      --------    --------

     Total current assets .........................................     32,380      26,778

   Fixed assets, net ..............................................     13,459      14,877
   Intangible assets, net .........................................     23,265      24,388
   Other assets ...................................................        674         590
                                                                      --------    --------

     Total assets .................................................   $ 69,778    $ 66,633
                                                                      ========    ========


LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Accounts payable ...............................................   $    765    $    917
   Accrued liabilities ............................................      9,421       8,023
   Current portion of long-term notes payable and other obligations      1,504       1,500
   Due to Medical Practices, net ..................................      3,848       4,949
   Shared Risk Refund Program Patient deposits ....................      6,483       4,739
                                                                      --------    --------

       Total current liabilities ..................................     22,021      20,128

Deferred tax liabilities ..........................................      1,255       1,058
Long-term notes payable and other obligations .....................      7,528       8,647
                                                                      --------    --------

       Total liabilities ..........................................     30,804      29,833
                                                                      --------    --------
Commitments and Contingencies

Shareholders' equity:
   Common stock ...................................................         65          51
   Capital in excess of par .......................................     49,939      49,747
   Other comprehensive income .....................................        (11)       --
   Treasury stock .................................................        (44)       (937)
   Deferred Compensation ..........................................       (859)       (354)
   Accumulated deficit ............................................    (10,116)    (11,707)
                                                                      --------    --------
       Total shareholders' equity .................................     38,974      36,800
                                                                      --------    --------

       Total liabilities and shareholders' equity .................   $ 69,778    $ 66,663
                                                                      ========    ========

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